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                                                                   EXHIBIT 10.13

                                 PC-TEL, INC.
                          ACQUISITION BONUS AGREEMENT

     This Acquisition Bonus Agreement is entered into as of December 22, 1998 between PC-Tel, Inc., a Delaware corporation (the "Company") and _____, a former employee of the Technology Alliance Group of General DataComm, Inc., a Delaware corporation ("GDC"), who is continuing as an employee of the Company (the "Employee").


                                   RECITALS
                                   --------

     A. Pursuant to an employment offer letter between the Employee and the Company to which this Agreement is attached (the "Employment Letter"), the Employee has agreed to become an employee of the Company in connection with the transactions contemplated by the Asset Purchase Agreement dated as of December 22, 1998 between the Company, a subsidiary of the Company and GDC (the "Purchase Agreement").

     B. Under the terms of the Employee's employment arrangements with GDC, the Employee is entitled to participate in a defined portion of any purchase consideration received by GDC in connection with the sale of the assets of the Technology Alliance Group.

     C. The Company and the Employee desire to provide for a cash retention arrangement substantially in accordance with the terms of the Employee's arrangements with GDC, on the terms and conditions set forth below.

     The parties therefore agree as follows, effective upon the commencement of the Employee's employment with the Company as contemplated by the Purchase Agreement.

     1.   Term of Agreement.  This Agreement shall become effective only upon
          -----------------
completion of the transactions contemplated under the Purchase Agreement, and shall remain in effect until the earlier to occur of the disbursement to the Employee of all funds to which the Employee is entitled hereunder, or the third anniversary of the closing date of the transactions contemplated by the Purchase Agreement.

     2.   Bonus Pool.  A bonus pool in the aggregate amount of up to $2,500,000
          ----------
(depending on the number of Technology Alliance Group employees who elect to continue as employees of the Company) has been established using a portion of the purchase proceeds payable by the Company under the Purchase Agreement and has been deposited with Greater Bay Trust Company, Palo Alto, California (the "Agent"). Of this pool, the sum of $_____ has been set aside for the benefit of the Employee (the "Bonus"). The Bonus shall be held in trust by the Agent and shall be invested, promptly upon receipt and pending disbursement in accordance with this Agreement and the Bonus Pool Disbursement Agreement between the Company, GDC, the Employee and the Agent dated as of December 22), in securities and investments as directed by the Employee through self-directed investment to the extent permitted by the Agent. For purposes of this Agreement, "Bonus" as used
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herein shall be deemed to include any appreciation, interest or other property which may result from such Employee-directed investment, less any disbursements or investment-related losses. All risk of loss with respect to the investment of the Bonus shall be borne entirely by the employee.

     3.   Participation.  The right of the Employee to participate in and
          -------------
receive the Bonus may not be terminated except as provided in this Agreement.

     4.   Schedule of Payments.  Subject to the provisions of the Agreement, the
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Bonus payable to the Employee shall be paid by the Agent by check, delivered to the Employee at the Company's location in Waterbury, Connecticut, as soon as practicable following each of the dates (measured from the closing date of the Purchase Agreement) (the "Payment Dates") and in the fractional amounts (expressed as a percentage of the total Bonus remaining as of any Payment Date) as follows:

               Date                      Percentage Amount
               ----                      -----------------

               Closing                   15% of the remaining Bonus

               1st Anniversary           30% of the remaining Bonus

               2nd Anniversary           50% of the remaining Bonus

               3rd Anniversary           100% of the remaining Bonus

     5.   Employment Condition.  The distribution of the Bonus to the Employee
          --------------------
is contingent upon the Employee's continuation as an employee of the Company on each Payment Date as provided above, subject to the following:

              (i) In the event the Employee's employment by the Company has been terminated on or before any Payment Date as a result of the Employee's voluntary resignation or as a result of termination for Cause (as defined below), then the entire remaining Bonus shall be remitted promptly by the Agent to GDC unless the Employee shall dispute the Company's stated basis for termination, in which event no remittance shall be made to GDC until such dispute has been resolved and the Employee has indicated in writing his or her consent to such resolution.

              (ii) In the event the Employee's employment by the Company has been terminated (whether by the Employee or the Company) as a result of a termination for Good Reason (as defined below) or as a result of disability (as defined in the Company's then existing employment policies) or death, then the full remaining amount of the Employee's Bonus shall immediately vest and be paid by the Agent to the Employee or the Employee's estate.

          (a) Termination for Cause.  For purposes of this Agreement only, Cause
              ---------------------
shall mean (i) a material breach by the Employee of any obligation or covenant required to be performed or observed by the Employee pursuant to this Agreement, the Employment Letter or the Proprietary

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Information and Inventions Agreement which the Company requires of its employees as a condition of employment; (ii) any violation by the Employee of any statutory or common law duty of loyalty or fiduciary duty to the Company; (iii) the refusal or continued failure of the Employee to perform the Employee's duties under the Employment Letter or the Proprietary Information and Inventions Agreement; or (iv) the personal or professional conduct of the Employee which, in the reasonable and good faith judgment of the Company, injures or tends to injure the Company's reputation or otherwise adversely affects the Company's interests. The Employee shall have a one time right to cure any breach of clause
(i) or (iii) of this Agreement within ten days following written notice of breach from the Company.

          (b) Termination for Good Reason.  The Employee shall be deemed
              ---------------------------
terminated for Good Reason for purposes of this Agreement in the event (i) the Employee is asked to relocate to a business location more than 20 miles from the Company's facility in Waterbury, Connecticut and more than 50 miles from the Employee's existing home, or (ii) the Employee's employment by the Company is terminated by the Company other than for Cause (and such termination does not result from the Employee's voluntary resignation or from death or disability).

     6.   Withholding.  Distributions to the Employee pursuant to this Agreement
          -----------
shall be subject to all applicable federal and state tax and withholding requirements.

     7.   Employment.  The Employee's employment with the Company is strictly
          ----------
"at will" and no provision of this Agreement shall be construed as conferring on the Employee the right to continue as an employee of the Company.

     8.   Governing Law.  This Agreement  shall be governed by the laws of the
          -------------
State of California.

     9.   Entire Agreement.  This Agreement, together with the Employment Letter
          ----------------
and the Acquisition Bonus Disbursement Agreement, constitutes the entire agreement between the parties on this subject matter and supersedes any prior agreements, arrangements or understandings that may have existed prior to the date of this Agreement between the Employee and GDC. This Agreement may be amended only upon execution of a written agreement between the Employee and the Company.

     10.  Counterpart  Signatures.  This Agreement may be executed in
          -----------------------
counterpart, and all counterparts together shall constitute a single agreement.

     11.  Arbitration.  Any dispute between the parties arising hereunder shall
          -----------
be resolved by arbitration in accordance with the terms of the Employment Letter between the Company and the Employee.

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This Agreement has been executed by the parties hereto as of the date set forth above.

"COMPANY"                           PC-Tel, Inc.,
                                    a Delaware corporation


                                    By:
                                       -------------------------------------
                                    Title:
                                          ----------------------------------


"EMPLOYEE"

                                    ----------------------------------------
                                                    (signature)

                                    ----------------------------------------
                                                    (print name)

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